First China Pharma Announces Unaudited Financials and Issues Guidance for Q2 2012

Revenues Increase 21% From 2011, Growth Remains Positive for 2012

KUNMING, CHINA--(Marketwire -08/21/12)- First China Pharmaceutical Group, Inc. (FCPG) ("First China" or the "Company"), a rapidly growing and technologically advanced pharmaceutical distribution company based in Yunnan, China, today announced its unaudited financial results for the three-month period ended June 30, 2012.

Q2 Fiscal 2012 Highlights

First China is pleased to announce that it has achieved a new record high for second quarter sales. First China advises that its focus and investments towards expanding sales in Yunnan province has led to an increase of 21% in sales compared to the same period as last year. Sales for the second quarter of 2012 were $14.0 million compared to $11.6 million in 2011. Gross profit was up $124,394 from the same period in 2011 and income from operations was up 43% to $1.2 million, largely due to increased sales and a reduction in administrative expenses, some of which payment was deferred until Q3.

The Company posted income before tax of $2,580,854. The improved profitability is due to increased sales. In the current quarter the Company almost doubled the number of sales orders it processed compared to the same period as last year. The primary reasons attributed to the increase in sales orders were the expanded inventory selection and greater utilization of the Company's online internet fulfillment platform. The Company's expanded inventory selection includes sales of natural Chinese herbs to drug manufacturers, an initiative taken in the latter part of 2011. Greater utilization of our on internet fulfillment platform led to more frequent orders placed by customers. Both of these factors contributed to the overall sales growth for the current period.

The Company also changed the manner in which it accounts for the value-added tax (VAT) it pays. In the past the Company accrued VAT on all sales, including sales to VAT exempt Companies (Small Scale Taxpayer).This practice resulted in the Company accruing far more VAT than was actually due to the tax bureau. After several years of this accounting treatment a large VAT reserve was created. Initially, the Company decided to bring some of this reserve into income after approximately two years. Now, the Company only accrues for VAT due to taxpayers that are required to pay VAT and any reserve beyond what is due to the tax bureau is brought into income after the tax bureau has provided documentation indicating the Company is current with the VAT that it is required to pay. To portray accurate timing, the Company will be taking into income amounts over reserved from each quarter of the preceding fiscal year. For example, for Q2 2012, $941,692 in overstated VAT reserve from Q2 2011 has been taken into income.

The improvement in income is also attributed to Derivative Income of $538,467. The Derivative Income for the second quarter is a non cash increase to the income statement that is a result of the Black Scholes derivative valuation of the warrants issued by the Company in relation to the financing in April 2011. The valuation of these warrants is required by US GAAP and can produce either a non cash gain or loss; depending upon the fair market value of the common stock. This is a non cash transaction and does not adversely or positively affect the Company's working capital.

Business Outlook

The Company continues to have a positive outlook for the rest of 2012. However, the recent distribution of toxic gel caps in China by a handful of drug manufacturers in April significantly reduced the sale of pharmaceuticals in China in April through August.

See article: (http://online.wsj.com/article/SB10001424052702304299304577347563418936068.html).

The Company sees this as a short term problem in the market and will not adversely affect the long term growth of the pharmaceutical market in China. The Chinese government responded quickly to restore confidence in the drug manufacturing sector.

Policies introduced by the Chinese government to increase pharmaceutical spending on a per capital basis have squeezed the margins of pharmaceutical distributors. Small distributors are finding it difficult to remain in business, however the efficiencies of the Company's internet fulfillment platform continues to be a significant strategic advantage over the majority of our competitors. One of the key elements to the Company's success will be to raise additional capital in 2012, the bulk of which will be used to hold more inventory in order to meet customer demands. The Company is in the process of exploring both debt and equity options to raise capital to help fuel its growth.

"First China continues to experience significant growth due to increasing demand from existing and new customers. Our business model is strong and takes advantage of the government's policy to lower the cost of drugs. With additional capital our expanded product line and inventory holdings can fuel tremendous growth. We continue to work hard to satisfy our customer and shareholders," stated Mr. Wang, CEO of First China.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction. Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

About First China Pharmaceutical Group, Inc. (FCPG)

First China Pharmaceutical Group, Inc. aims to develop a high growth pharmaceutical distribution company generating significant revenue from the sale of healthcare products in China. As part of its business strategy, the Company has acquired the assets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), which includes a strategic advantage over its competitors as it is one of a handful of pharmaceutical distribution companies in Yunnan Province that has obtained government approval to market and fill orders using the internet. First China Pharmaceutical Group plans to continue the rapid growth of the company from its current position as a provider of approximately 7,100 drugs to more than 4,700 pharmacies, hospitals and clinics in China's Yunnan Province. For more information visit: www.firstchinapharma.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, treatment of VAT reserve, accrual of VAT, opportunities to expand sales and market share, Chinese government increasing pharmaceutical spending, sales strategy, need for capital, business outlook for 2012, Company growth and acquisition plans, and use of internet licenses. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
First China Pharmaceutical Group, Inc.
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Zhen Jiang Wang
Chairman and CEO

Contact:

Evergreen Investor Relations, Inc.
Phone: 1-888-518-3274
Email: info@firstchinapharma.com
Web: www.firstchinapharma.com